LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
___________________________________________   _________________
Harold P. Gewerter, Esq.
Elaine Dowling, Esq.

October 24, 2014

Board of Directors
Bridgewater Platforms, Inc.
78 Shorncliffe Rd
Etobicoke, Ontario M8Z 5K5

Re:            Registration Statement on Form S-1 for Bridgewater Platforms, Inc., a Nevada
             corporation (the "Company")

Dear Ladies and Gentlemen:

I have acted a counsel to the company in regards to the above referenced filing.  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 5,000,000 shares for direct public sale of the Company's common stock, $0.001 par value, to be sold by the issuer.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.	The Certificate of Incorporation of the Company;
ii.	The Registration Statement and the Exhibits thereto; and
iii.	Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

___________________________________________________________________
5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
Telephone: (702) 382-1714 ♦  Facsimile: (702) 382-1759
Email: harold@gewerterlaw.com

Re: Bridgewater
October 13, 2014

Based on the foregoing, I am of the opinion that the Shares will upon the effectiveness of the registration and the issuance of the shares be duly and validly issued, duly authorized and are fully paid and non-assessable.

This opinion is limited to federal and Nevada law, including all applicable statutory provisions of the law and the reported judicial decisions interpreting such laws, as in effect on the date of the effectiveness of the registration statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel " in the prospectus comprising part of the Registration Statement.

Sincerely yours,

HAROLD P. GEWERTER, ESQ., LTD.

Harold P. Gewerter, Esq.

___________________________________________________________________
5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
Telephone: (702) 382-1714 ♦  Facsimile: (702) 382-1759
Email: harold@gewerterlaw.com